Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 3, 2020, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-251107) and related Prospectus of PET Acquisition LLC for the registration of 48,000,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

January 4, 2021